CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-276410, 333-269329, 333-266506, 333-265954 and 333-249403) and Form S-3 (No. 333-274436 and 333-282522) of Compass Pathways plc of our report dated February 27, 2025 relating to the financial statements, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Reading, United Kingdom

February 27, 2025

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